Exhibit 99.1

ProFrac Holding Corp. Prices Initial Public Offering

WILLOW PARK, Texas—(May 12, 2022)—ProFrac Holding Corp. (“ProFrac”) announced today the pricing of its initial public offering of 16,000,000 shares of its Class A common stock at $18.00 per share. The shares are expected to begin trading on the Nasdaq Global Select Market under the ticker symbol “PFHC” on May 13, 2022. In addition, ProFrac granted the underwriters a 30-day option to purchase up to an additional 2,400,000 shares of its Class A common stock. The offering is expected to close on May 17, 2022, subject to customary closing conditions.

ProFrac intends to use approximately $273.4 million of net proceeds from the offering, or $313.8 million if the underwriters exercise their option to purchase additional shares in full, as described in the prospectus for the offering, including to repay certain outstanding indebtedness and for general corporate purposes.

J.P. Morgan, Piper Sandler and Morgan Stanley are acting as lead book-running managers for the offering. The offering of these securities will be made only by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the prospectus may be obtained from:

J.P. Morgan Securities LLC Attention: Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: (866) 803-9204 prospectus-eq_fi@jpmchase.com
Piper Sandler & Co. Attention: Prospectus Department 800 Nicollet Mall, J12S03 Minneapolis, MN 55402 Telephone: 800-747-3924 prospectus@psc.com
Morgan Stanley & Co. LLC Attention: Prospectus Department 180 Varick Street, 2nd Floor New York, NY 10014
prospectus@morganstanley.com

About ProFrac Holding Corp.

ProFrac Holding Corp. is a growth-oriented, vertically integrated and innovation-driven energy services company providing hydraulic fracturing, completion services and other complementary products and services to leading upstream oil and gas companies engaged in the exploration and production (“E&P”) of North American unconventional oil and natural gas resources. Founded in 2016, ProFrac was built to be the go-to service provider for E&P companies’ most demanding hydraulic fracturing needs. ProFrac is focused on employing new technologies to significantly reduce “greenhouse gas” emissions and increase efficiency in what has historically been an emissions-intensive component of the unconventional E&P development process.

Important Information

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under “ProFrac Holding Corp.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the commencement of trading of ProFrac’s Class A common stock, the closing of the initial public offering and ProFrac’s use of proceeds from the offering, represent ProFrac’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of ProFrac’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, ProFrac does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for ProFrac to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with ProFrac’s initial public offering. The risk factors and other factors noted in ProFrac’s prospectus could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact

ProFrac Holding Corp.
Lance Turner
Chief Financial Officer
(254) 776-3722